Exhibit 2.2
JOINT ACTION BY UNANIMOUS WRITTEN CONSENT
OF THE BOARD OF DIRECTORS AND THE SOLE STOCKHOLDER
OF FOG OWNERSHIP CORPORATION
A DELAWARE CORPORATION
ACTING IN LIEU OF THE ORGANIZATIONAL MEETING

The undersigned, being all of the Directors and the sole Stockholder of the above-named corporation (the "Corporation"), do hereby unanimously adopt the following resolutions and consent to their adoption as actions of the Corporation pursuant to the General Corporation Law of the State of Delaware.

Certificate of Incorporation

WHEREAS, the Incorporator of the Corporation filed the Certificate of Incorporation of the Corporation with the Secretary of State of Delaware on December 21, 2007, and that the fees incidental to such filing have been paid to the State of Delaware; and

NOW, THEREFORE, BE IT RESOLVED that the Secretary of the Corporation is directed to insert the Certificate of Incorporation of the Corporation in the minute book of the Corporation.

Approval of Bylaws

WHEREAS, the incorporator of this Corporation has adopted a form of Bylaws for the regulation of the affairs of the Corporation; and

WHEREAS, it is deemed to be in the best interests of this Corporation for the Board to approve and ratify the form of Bylaws adopted by the Incorporator;

NOW, THEREFORE, BE IT RESOLVED, that the Bylaws adopted by the Incorporator be and hereby are approved and ratified as the Bylaws of the Corporation; and be it

RESOLVED FURTHER, that the Secretary of the Corporation is directed to certify one copy of the Bylaws and keep that copy at the Corporation’s principal executive office, where it shall be open to inspection by the Stockholders at all reasonable times during office hours, and to certify another copy of the Bylaws and insert that copy in the minute book of the Corporation.

Designation of Principal Executive Office

WHEREAS, it is necessary to designate the location of the principal executive office of the Corporation;

NOW, THEREFORE, BE IT RESOLVED, that 72-11 Austin Street, Forest Hills, NY 11375, be and hereby is designated as the principal executive office for the transaction of business of this Corporation.

Number of Directors

WHEREAS, it is deemed in the best interests of the Corporation to set the number of directors of the Board of Directors of the Corporation;

NOW, THEREFORE, BE IT RESOLVED, that the number of directors constituting the full Board of Directors shall be two (2), such number to continue in effect until changed in accordance with the Corporation's Bylaws; and be it

RESOLVED FURTHER, that the following persons hereby are nominated to fill the vacancies on the Board of Directors, to serve until the next annual meeting of stockholders of the Corporation and until their successors shall have been duly elected and qualified:

Joseph D'Arrigo
Raj S. Nanvaan

Election of Officers

WHEREAS, it is necessary to the business of the Corporation to elect officers to take office immediately to manage the day-to-day business operations;

NOW, THEREFORE, BE IT RESOLVED, that the following individuals are hereby elected to serve in the office indicated next to their names in accordance with the Bylaws of the Corporation and all applicable laws:

Joseph D'Arrigo	President
Raj S. Nanvaan	Secretary/Vice President

Depositories of Funds

WHEREAS, it is necessary to provide for the depositories of funds of the Corporation and to authorize certain officers to deal therewith;

NOW, THEREFORE, BE IT RESOLVED, that the President and the Secretary of the Corporation acting together, are hereby authorized;

(1)	to designate one or more local banks, trust companies, or other similar institutions as depositories of the funds, including, without limitations, cash and cash equivalents, of the Corporation;

(2)	to open, keep, and close general and special bank accounts, including general deposit accounts, payroll accounts, and working fund accounts, with any such depository;

(3)
to cause to be deposited in such accounts with any such depository, from time to time, such finds, including, without limitation, cash and cash equivalents, of the Corporation as such officers deem necessary or advisable, and to designate or change the designation of the officer or officers and agent or agents of the Corporation who will be authorized to make such deposits and to endorse checks, drafts or other instruments for such deposits;

(4)
from time to time to designate or change the designation of the officer or officers and agent or agents of the Corporation who will be authorized to sign or countersign checks, drafts, or other orders for the payment of money issued in the name of the Corporation against any funds deposited in any of such accounts, and to revoke any such designation;

(5)
to authorize the use of facsimile signatures for the signing or countersigning of checks, drafts, or other orders for payment of money, and to enter into such agreements as banks and trust companies customarily require as a condition for permitting the use of facsimile signatures;

(6)	to make such general and special rules and regulations with respect to such accounts as they may deem necessary or advisable; and

(7)
to complete, execute, and/or certify any customary printed blank signature card forms in order to conveniently exercise the authority granted by this resolution and any resolutions printed thereon shall be deemed adopted as part hereof;

RESOLVED FURTHER, that all form resolutions required by any such depository or which hereafter may be required by any such depository are hereby adopted in the form utilized by the depository, and the Secretary of the Corporation is hereby authorized and directed to certify such resolutions as having been adopted by this Written Consent of the Board of Directors and is hereby authorized and directed to insert the form of such resolution in the Corporate Minute Book; and be it

RESOLVED FURTHER, that any such depository to which a copy of these resolutions certified by the Secretary of the Corporation shall have been delivered shall be entitled to rely thereon for all purposes until it shall have received written notice of the revocation or amendment of these resolutions by the Board; and be it

RESOLVED FURTHER, that the foregoing officers and any other officers elected hereafter are hereby authorized, acting alone, to execute the checks, drafts, or other items, for and on behalf of this Corporation.

Issuance of Shares

WHEREAS, it is deemed to be in the best interests of the Corporation to issue and sell stock;

WHEREAS, the Articles of Incorporation of the Corporation as filed on authorizes the Corporation to issue one thousand common voting shares;

NOW, THEREFORE, BE IT RESOLVED, that the Corporation shall initially issue one hundred (100) shares of its common voting stock to the following persons for the consideration indicated next to his/her name for cash at the rate of $0.01 per share:

Name	Shares	Consideration

Native American Energy Group Inc.	100	$1.00

RESOLVED FURTHER, that each of the officers of the Corporation is authorized, directed and empowered to take all actions that may be necessary and proper for this Corporation to issue and sell the aforementioned shares, in accordance with applicable laws, including, where necessary: (i) doing all acts that may be necessary under the federal securities laws and the securities laws of any other state; and (ii) doing all acts necessary to expedite these transactions or conform them, or any of them, to the requirements of any applicable law, ruling, or regulation; and be it

RESOLVED FURTHER, that each of the officers of the Corporation is authorized, directed and empowered on behalf of the Corporation and in its name to execute any applications, certificates, agreements, or any other instruments or documents or amendments or supplements thereto, or to do and to cause to be done any and all other acts and things such officers may in their discretion deem necessary or appropriate to carry out the purposes of the foregoing resolutions; and be it

RESOLVED FURTHER, that the shares of common stock issued and sold by the Corporation pursuant to the foregoing resolutions, when the purchase price therefore shall have been received by the Corporation shall be duly and validly issued, fully paid, and nonassessable shares and that the reconsideration received therefore shall be credited to appropriate capital accounts of the Corporation.

Fiscal Year End

WHEREAS, it would be advisable for the Corporation to establish the Corporation’s fiscal year;

NOW, THEREFORE, BE IT RESOLVED, that the fiscal year of the Corporation shall end on December 31 of each year.

Incorporation Expenses

WHEREAS, it is necessary to pay the fees and expenses which have been incurred in connection with the incorporation and organization of the Corporation;

NOW, THEREFORE, BE IT RESOLVED, that the officers of the Corporation be and each of them hereby is authorized and directed to pay the expenses of the incorporation and organization of the Corporation and to reimburse the persons advancing funds to the Corporation for this purpose.

Agent for Service of Process

RESOLVED, that it is deemed to be in the best interest of the Corporation to confirm as the Corporation’s agent for the purpose of service of process the person named as the initial agent in the Articles of Incorporation of the Corporation, be and hereby is confirmed as the Corporation’s agent for the purpose of service of process.

Resignation of the Incorporator

WHEREAS, M. Sean Hatch, the Incorporator of the Corporation has performed all acts required of him as Incorporator, inclusive of electing a Board of Directors, and he therefore has submitted his resignation as Incorporator;

NOW, THEREFORE, BE IT RESOLVED, that the resignation of M. Sean Hatch, as incorporator, as presented to the Board of Directors and attached hereto as Exhibit “A,” is hereby accepted, effective immediately.

General

This Written Consent is executed pursuant to the Delaware General Corporation Law and the Bylaws of the Corporation and is to be filed with the minutes of the proceedings of the Corporation.

IN WITNESS WHEREOF, the undersigned has executed this Written Consent effective, December 21, 2007, which execution in counterparts (including execution by facsimile) shall be deemed an original, but all of which shall constitute one and the same instrument.

DIRECTORS:

/s/ Joseph D’Arrigo
Joseph D’Arrigo

/s/ Raj S. Nanvaan
Raj S. Nanvaan

STOCKHOLDER: NATIVE AMERICAN ENERGY GROUP INC.

By:	/s/ Raj S. Nanvaan
Name:	Raj S. Nanvaan
Title:	Vice President

EXHIBIT "A"

RESIGNATION OF THE INCORPORATOR

TO:         FOG Ownership Corporation and to the Board of Directors thereof:

I, M. Sean Hatch, hereby resigns as incorporator of FOG Ownership Corporation, a Delaware Corporation, effective immediately.

Signed as of December 21, 2007.

M. Sean Hatch, Incorporator